UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PRIMO WATER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Press Release
Primo Water Announces Resolution of Litigation with Legion

All Four of Legion’s Candidates Will Be Permitted to Stand for Election at
the Company’s Upcoming Annual and Special Meeting

Annual and Special Meeting of Shareowners Postponed to May 31, 2023

TAMPA, Fla., April 17, 2023 – Primo Water Corporation (NYSE: PRMW) (TSX: PRMW) (the “Company” or “Primo Water”), a leading provider of sustainable drinking water solutions in North America and Europe, today announced that it has agreed to a proposal of settlement offered by Legion Partners Holdings, LLC (together with its affiliates, “Legion”) dismissing Legion’s Application in the Ontario Superior Court of Justice. Both parties have agreed to bear their own litigation expenses.

Pursuant to the settlement, the Company has exercised its discretion under Primo Water’s Bylaws to waive any deficiencies in the nomination notice (the “Notice”) submitted by Legion with respect to Legion’s nominees Henrik Jelert and Lori Tauber Marcus, such that all four of Legion’s nominees will now be permitted to stand for election to the Company’s Board of Directors (the “Board”) at the rescheduled 2023 annual and special meeting of shareowners (the “Annual Meeting”).

The Board took this compromise action to avoid the ongoing and significant expense and distraction associated with litigation and determined that resolving the outstanding litigation was in the best interests of the Company and its shareowners.

In order to allow shareowners sufficient time to consider the business of the Annual Meeting and to review the backgrounds of each of the nominees, and consistent with the settlement agreement, the Board has set a new date for the Annual Meeting of May 31, 2023, at which shareowners of record as of April 27, 2023, will be entitled to vote.

Primo Water will be mailing shareowners a revised proxy statement and a new BLUE proxy card. Any previously submitted proxies will be discarded and shareowners will be required to resubmit their votes.

Shareowners who have any questions or need assistance voting their shares may contact the Company’s proxy solicitor MacKenzie Partners at 1-800-322-2885 or prmw@mackenziepartners.com

Press Release
ABOUT PRIMO WATER CORPORATION

Primo Water is a leading pure-play water solutions provider in North America and Europe and generates approximately $2.2 billion in annual revenue. Primo Water operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water’s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 10,000 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water’s razorblade offering or water solutions. Primo Water’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions across its 21-country footprint direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,500 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water machines. Primo Water also offers water filtration units across its 21-country footprint.

Primo Water’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo Water is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Non-GAAP Measure

To supplement its reporting of financial measures determined in accordance with U.S. GAAP (Generally Accepted Accounting Principles), Primo Water utilizes certain non-GAAP financial measures, including and not limited to Adjusted EBITDA margin, to separate the impact of certain items from the underlying business. Because Primo Water uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo Water’s underlying business performance and the performance of its management. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo Water’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Press Release
Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. The forward-looking statements in this press release include but are not limited to statements regarding the effectiveness of the Company’s strategy and the ability of the Company’s leadership to execute on such strategy. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Factors that could cause actual results to differ materially from those described in this press release include, among others: risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the effect of economic, competitive, legal, governmental and technological factors on Primo Water’s business; and the impact of national, regional and global events on our business, including the COVID-19 outbreak. The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report in the Form 10-K and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. The Company does not, except as expressly required by applicable law, undertake to update or revise any of these statements in light of new information or future events.

Press Release
Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareowners in connection with the Annual Meeting. The Company filed its definitive proxy statement and a BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) and Canadian securities regulators on March 31, 2023 in connection with the solicitation of proxies from the Company’s shareowners. SHAREOWNERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at https://primowatercorp.com/investors/ or through the SEC’s website at www.sec.gov, and are disclosed on The System for Electronic Disclosure by Insiders (SEDI) in Canada. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 1, 2023. Shareowners will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC and Canadian securities regulators at no charge at the SEC’s website at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Copies will also be available at no charge on the Company’s website at https://primowatercorp.com/investors/.

Contacts

Shareholders:

MacKenzie Partners
1-800-322-2885
prmw@mackenziepartners.com

Media:

Dan Gagnier & Riyaz Lalani
Gagnier Communications
(646) 342-8087
PrimoWater@gagnierfc.com

Investor Relations:

Jon Kathol
Vice President, Investor Relations
Tel:813-544-8515
investorrelations@primowater.com